UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 31, 2007 (Date of earliest event reported)
Forgent Networks, Inc. (Exact name of registrant as specified in its charter)

TX (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

108 Wild Basin Rd (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

For Edgar Filing

On August 27, 2007, Forgent Networks, Inc., received a Nasdaq Staff Deficiency Letter indicating that its common stock is subject to potential delisting from The Nasdaq National Market. The Deficiency Letter was issued due to the bid price of the Company's common stock closing below the minimum $1.00 per share requirement for a period of 30 consecutive business days, and therefore the Company did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(a)(5). The notice further provides that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until February 25, 2008, to regain compliance. If the Company cannot demonstrate compliance with Rule 4450(a)(5) by February 25, 2008, the Nasdaq Staff will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal the Nasdaq Staff's determination to delist its securities to a Listing Qualifications Panel.

The Company is currently evaluating all options in response to this notice.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Forgent Networks, Inc. dated August 31, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2007	FORGENT NETWORKS, INC. By: /s/ Jay Peterson Jay Peterson Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Forgent Networks, Inc. dated August 31, 2007